Exhibit 24.1

1st Source Corporation
Limited Power of Attorney
The undersigned director and/or officer of 1st Source Corporation, an Indiana corporation (the “Company”), does hereby make, constitute and appoint each of Andrea G. Short and John B. Griffith, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments to a Registration Statement or Registration Statements to be filed on Form S-3 or other applicable form, with all exhibits thereto, and any other documentation in connection therewith, to be filed by said Company with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 9th day of November, 2015.

/s/ Allison N. Egidi	/s/ Christopher J. Murphy III
Allison N. Egidi	Christopher J. Murphy III

/s/ Daniel B. Fitzpatrick	/s/ Christopher J. Murphy IV
Daniel B. Fitzpatrick	Christopher J. Murphy IV

/s/ Craig A. Kapson	/s/ Timothy K. Ozark
Craig A. Kapson	Timothy K. Ozark

/s/ Najeeb A. Khan	/s/ John T. Phair
Najeeb A. Khan	John T. Phair

/s/ Vinod M. Khilnani	/s/ Mark D. Schwabero
Vinod M. Khilnani	Mark D. Schwabero

/s/ Rex Martin
Rex Martin

STATE OF INDIANA	)
) SS:
COUNTY OF ST. JOSEPH	)
Before me, a Notary Public, in and for said county and state, personally appeared Allison N. Egidi, Daniel B. Fitzpatrick, Craig A. Kapson, Najeeb A. Khan, Vinod M. Khilnani, Rex Martin, Christopher J. Murphy III, Christopher J. Murphy IV, Timothy K. Ozark, John T. Phair and Mark D. Schwabero, who executed the above and foregoing Limited Power of Attorney on November 9, 2015.
 Witness my hand and Notarial Seal this 9th day of November, 2015.

/s/ Linda Wojciechowski
Notary Public

Linda Wojciechowski
Printed Name

My Commission Expires:

1/3/2018